                                                                     Exhibit 4.4


                               SECURITY AGREEMENT


                                     between


                      ANCHOR GLASS ACQUISITION CORPORATION


                                       and


                             BANKERS TRUST COMPANY,
                               as Collateral Agent


                          Dated as of February 5, 1997

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I SECURITY INTEREST......................................................................................   2
          1.1 Grant of Security Interest.........................................................................   2
          1.2 Power of Attorney..................................................................................   2

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................................   2
          2.1 Necessary Filings..................................................................................   2
          2.2 No Liens...........................................................................................   3
          2.3 Other Financing Statements.........................................................................   3
          2.4 Chief Executive Office; Records....................................................................   3
          2.5 Location of Equipment..............................................................................   4
          2.6 Trade Names; Change of Name........................................................................   4
          2.7 Recourse...........................................................................................   4

ARTICLE III SPECIAL PROVISIONS CONCERNING CONTRACTS, CONTRACT RIGHTS; INSTRUMENTS; ETC...........................   5
          3.1 Additional Representations and Warranties..........................................................   5
          3.2 Maintenance of Records.............................................................................   5
          3.3 Inspection.........................................................................................   5
          3.4 Modification of Terms; etc.........................................................................   5
          3.5 Collection.........................................................................................   6
          3.6 Direction to Account Debtors; etc..................................................................   6
          3.7 Instruments........................................................................................   7
          3.8 Collateral Accounts................................................................................   7
          3.9 Receipt of Payments................................................................................   7
          3.10 Account Inspection................................................................................   7

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS..............................................................   7
          4.1 Additional Representations and Warranties..........................................................   7
          4.2 Licenses and Assignments...........................................................................   8
          4.3 Infringements......................................................................................   8
          4.4 Preservation of Trademarks.........................................................................   8
          4.5 Maintenance of Registration........................................................................   8
          4.6 Remedies...........................................................................................   9

ARTICLE V SPECIAL PROVISIONS CONCERNING TRADE SECRETS, PATENTS AND COPYRIGHTS....................................   9
          5.1 Additional Representations and Warranties..........................................................   9
          5.2 Licenses and Assignments...........................................................................  10
          5.3 Infringements......................................................................................  10
          5.4 Maintenance of Patents.............................................................................  10
          5.5 Prosecution of Patent Application..................................................................  11

          5.6 Remedies...........................................................................................  11

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL..................................................................  11
          6.1 General Representations and Warranties.............................................................  11
          6.2 Protection of Collateral Agent's Security..........................................................  11
          6.3 Further Actions....................................................................................  12
          6.4 Financing and Continuation Statements..............................................................  12

ARTICLE VII REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT AND CERTAIN DEFAULTS....................................  12
          7.1 Remedies; Obtaining Collateral Upon Default........................................................  12
          7.2 Remedies; Disposition of Collateral................................................................  14
          7.3 Waiver of Claims...................................................................................  15
          7.4 Application of Proceeds............................................................................  16
          7.5 Remedies Cumulative................................................................................  17
          7.6 Discontinuance of Proceedings......................................................................  17

ARTICLE VIII INDEMNITY...........................................................................................  17
          8.1 Indemnity..........................................................................................  17
          8.2 Indemnity Obligations Secured by Collateral; Survival..............................................  18

ARTICLE IX DEFINITIONS...........................................................................................  19

ARTICLE X MISCELLANEOUS..........................................................................................  24
          10.1 Notices...........................................................................................  24
          10.2 Waiver; Amendment.................................................................................  24
          10.3 Obligations Absolute..............................................................................  25
          10.4 Successors and Assigns............................................................................  25
          10.5 Headings Descriptive..............................................................................  25
          10.6 Severability......................................................................................  25
          10.7 Waiver of Jury Trial; Consent to Jurisdiction.....................................................  26
          10.8 Governing Law.....................................................................................  27
          10.9 Assignor's Duties.................................................................................  27
          10.10 Termination; Release.............................................................................  27
          10.11 Collateral Agent.................................................................................  28

ANNEX A Location of Chief Executive Office; Record Locations
ANNEX B Schedule of Equipment Locations
ANNEX C Schedule of Trade and Fictitious Names
ANNEX D Schedule of Trademarks
ANNEX E Schedule of Patents and Applications
ANNEX F Schedule of Copyrights and Applications
ANNEX G Assignment of Security Interest in United States Trademarks and Patents ANNEX H Assignment of Security Interest in United States Copyrights

                               SECURITY AGREEMENT


                  SECURITY AGREEMENT (the "Agreement"), dated as of February 5, 1997 between ANCHOR GLASS ACQUISITION CORPORATION, a Delaware corporation (the "Assignor"), and Bankers Trust Company, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement referred to below.


                              W I T N E S S E T H :

                  WHEREAS, the Assignor, the financial institutions from time to time party thereto (the "Lenders"), and Bankers Trust Company, as Agent (the "Agent"), have entered into a Credit Agreement, dated as of February 5, 1997 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans (the Lenders from time to time party to the Credit Agreement, the Collateral Agent and the Agent herein called the "Bank Creditors");

                  WHEREAS, the Assignor may from time to time be party to one or more interest rate agreements (including, without limitation, interest rate swaps, caps, floors, collars, and similar agreements permitted by the Credit Agreement) (collectively, the "Interest Rate Agreements," and each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bankers Trust Company, in its individual capacity ("BTCo"), any Lender or a syndicate of financial institutions organized by BTCo or an affiliate of BTCo (even if BTCo or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates, and in each case their subsequent assigns, in such Secured Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Bank Creditors, collectively, the "Secured Creditors");

                  WHEREAS, it is a condition to the making of Loans under the Credit Agreement that the Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

                  WHEREAS, the Assignor desires to execute this Agreement to satisfy the condition described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Assignor, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                    ARTICLE I

                                SECURITY INTEREST

                  1.1 Grant of Security Interest. (a) The Assignor, as security for the prompt and complete payment and performance when due of all of the Obligations of the Assignor, does hereby sell, assign and transfer unto the Collateral Agent, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in, all of the right, title and interest of the Assignor in, to and under all of the Collateral.

                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which the Assignor may acquire at any time during the continuation of this Agreement.

                  (c) This Agreement constitutes a security agreement with respect to personal property (including, without limitation, the Intellectual Property Collateral) under Article 9 of the UCC.

                  1.2 Power of Attorney. The Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to the Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.


                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  The Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1 Necessary Filings. Except as set forth in Section 4.27 of the Credit Agreement (and on Schedule D to the Credit Agreement), all things, registrations and recordings necessary or appropriate to create, preserve, protect, and perfect the security interest granted by the Assignor to the Collateral Agent hereby in respect of the Collateral will have been accomplished no later than five days following the Closing Date and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein, other than the holders of Liens set forth on Exhibit D to the Credit Agreement, and subject to no other Liens (except Liens set forth on Exhibit D to the Credit Agreement, Liens which may arise with respect to the Shared Collateral and Liens which may arise after the date hereof which pursuant to the operation of law are prior to the perfected security interests created hereunder ("Future Liens")) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2 No Liens. The Assignor is, and as to Collateral acquired by it from time to time after the date hereof the Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens, Liens created under this Agreement, Liens with respect to the Shared Collateral, and Future Liens), and the Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

                  2.3 Other Financing Statements. On or prior to the 45th day following the Closing Date, the Assignor shall have caused the termination and release of any and all financing statements (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral of the Assignor (other than Permitted Liens, Liens created under this Agreement, Liens with respect to the Shared Collateral, and Future Liens), and so long as the Total Commitments have not been terminated or any Note remains outstanding or any of the Obligations remain unpaid or any Interest Rate Agreement remains in effect or any Obligations are owed with respect thereto, the Assignor will not execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by the Assignor or as permitted by the Credit Agreement.

                  2.4 Chief Executive Office; Records. The chief executive office of the Assignor is located at the address indicated under the name of the Assignor on Annex A hereto. The Assignor will not move its chief executive office except to such new location as the Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing Contract Rights and Trade Secrets of the Assignor and the original books of account and records of the Assignor relating thereto are, and will continue to be, kept at such chief executive office and/or one or more of the locations shown on Annex A, or at such new locations as the Assignor may establish in accordance with the last sentence of this Section 2.4. All Contract Rights and Trade Secrets are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above, or such new locations as the Assignor may establish in accordance with the last sentence of this Section
2.4. The Assignor shall not establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 45 days' prior written notice (or such lesser notice as shall be acceptable to the Collateral Agent in the case of a new record location to be established in connection with newly acquired Contracts) of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action, reasonably satisfactory to the Collateral Agent, to maintain the perfection and priority of the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times in full force and effect.

                  2.5 Location of Equipment. All Equipment held on the date hereof by the Assignor is located at one of the locations shown on Annex B attached hereto. The Assignor agrees that all Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to or from) any one of the locations shown on Annex B hereto, or such new location as the Assignor may establish in accordance with the last sentence of this Section 2.5. The Assignor may establish a new location for Equipment only if (i) it shall have given to the Collateral Agent not less than 30 days prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times in full force and effect.

                  2.6 Trade Names; Change of Name. The Assignor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed under the name of the Assignor on Annex C hereto. The Assignor has only operated under each name set forth in Annex C in the jurisdiction or jurisdictions set forth opposite each such name on Annex C. The Assignor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this
Section 2.5. The Assignor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent not less than 45 days' prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action reasonably required to maintain the perfection and priority of the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.7 Recourse. This Agreement is made with full recourse to the Assignor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Assignor contained herein, in the other Loan Documents, in the Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

                                   ARTICLE III

                    SPECIAL PROVISIONS CONCERNING CONTRACTS,
                       CONTRACT RIGHTS; INSTRUMENTS; ETC.

                  3.1 Additional Representations and Warranties. The Assignor shall be deemed to have represented and warranted that any Contracts to which the Assignor is a party, and all records, papers and documents relating thereto (if any), are genuine and in all respects what they purport to be, and that all papers and documents (if any) relating thereto (i) will represent the genuine, legal, valid and binding obligation of the parties thereto, enforceable in accordance with their respective terms, subject to adjustments customary in the business of the Assignor, and evidencing indebtedness unpaid and owed, if any, to the Assignor arising out of the performance of such Contract, or both, (ii) will be the only original writings evidencing and embodying such obligation of the parties named therein (other than copies created for general accounting purposes), and (iii) will be in compliance and will conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

                  3.2 Maintenance of Records. The Assignor will keep and maintain at its own cost and expense satisfactory and complete records of its Contracts, including, but not limited to, the originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith. Upon the occurrence and during the continuance of an Event of Default, the Assignor shall, upon request of the Collateral Agent and at the Assignor's own cost and expense, deliver all tangible evidence of its Contract Rights (including, without limitation, copies of all documents evidencing all Contracts, such copies to be certified as true and complete by an appropriate officer of the Assignor) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Assignor) at any time upon its demand. If, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent so directs, the Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Contracts, as well as books, records and documents of the Assignor evidencing or pertaining to the Contracts, with an appropriate reference to the fact that the Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  3.3 Inspection. The Assignor shall permit the Collateral Agent, and the Collateral Agent's agents, representatives and employees, during normal business hours and upon reasonable prior notice to Assignor, to inspect the Collateral and the books and records maintained by the Assignor, or any of its agents, representatives, and employees in respect of the Collateral and to make copies of and to take extracts from such records as are reasonably necessary for Collateral Agent's evaluation of the Collateral, provided that such inspections shall not materially interfere with the use and operation of the Collateral.

                  3.4 Modification of Terms; etc. The Assignor shall not rescind or cancel any indebtedness evidenced under any Contract of the Assignor, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Contract of the Assignor, or interest therein, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), except (i) as permitted by Section 3.5 hereof and (ii) so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, the Assignor may modify, make adjustments with respect to, extend, renew, rescind or cancel any Contracts or any indebtedness thereunder or compromise or settle any dispute, claim, suit or legal proceeding relating to any Contract or sell any Contract or interest therein in the ordinary course of business. Except as set forth in the preceding sentence, the Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Contracts of the Assignor and will do nothing to impair the rights of the Collateral Agent in such Contracts.

                  3.5 Collection. The Assignor shall, in accordance with its ordinary business practices, endeavor to cause to be collected from the obligor under any Contract of the Assignor, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance under such Contract, except that, so long as no Event of Default is then in existence in respect of which the Collateral Agent has given notice that this exception is no longer applicable, the Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or such other adjustments which the Assignor deems appropriate in the exercise of its commercially reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

                  3.6 Direction to Account Debtors; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs the Assignor, to the extent permitted by applicable law, the Assignor agrees (x) to cause all payments otherwise payable to an Indemnity Account or Loss Proceeds Account to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any payments otherwise payable to an Indemnity Account or Loss Proceeds Account to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such payments and may adjust, settle or compromise the amount of payment thereof as though the Collateral Agent were the outright owner thereof. The Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the Assignor.

                  3.7 Instruments. If the Assignor owns or acquires any Instrument, the Assignor will within ten Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

                  3.8  Collateral Accounts. (a) The Assignor, pursuant to
Section 5.4(ix) of the Credit Agreement, has established with the Collateral Agent an Indemnity Account in the sole dominion and control of the Collateral Agent, which shall be subject to a perfected first priority security interest in favor of the Collateral Agent.

                  (b) Loss Proceeds Account. The Assignor, pursuant to Section 5.4(vi) of the Credit Agreement, has established with the Collateral Agent a Loss Proceeds Account in the sole dominion and control of the Collateral Agent, which shall be subject to a perfected first priority security interest in favor of the Collateral Agent.

                  3.9 Receipt of Payments. In the event the Assignor shall receive Insurance Proceeds or Condemnation Proceeds from any Casualty or Condemnation in excess of $500,000, or Indemnity Payments relating to any circumstance or series of related circumstances in excess of $500,000, then such Insurance Proceeds or Condemnation Proceeds or Indemnity Payments, as the case may be, shall be deposited upon receipt thereof, to the Indemnity Account or Loss Proceeds Account as provided for in the Credit Agreement. Any other Proceeds received by the Assignor shall be held in trust by the Assignor for the benefit of the Collateral Agent, and the Assignor shall turn over such Proceeds to the Collateral Agent within one Business Day of receipt thereof.

                  3.10 Account Inspection. The Assignor will permit the Collateral Agent or its agents to verify from time to time the balances of any and all of the accounts of the Assignor (including, without limitation, the Collateral Accounts).

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

                  4.1 Additional Representations and Warranties. Annex D hereto lists all Trademarks owned by the Assignor and all Trademark Licenses as of the date hereof. No modifications are required to be made to render Annex D accurate as of the date hereof other than modifications that do not constitute a Material Adverse Effect. To the best of Assignor's knowledge, except as set forth in Annex D, (i) each Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned; (ii) each application for the federal registration of a Trademark (including, without limitation, any renewals thereof) has been duly and properly filed; (iii) no holding, decision or judgment has been rendered by any court agency, board or other governmental authority which would limit, cancel or question the validity of any Trademark; (iv) no action or proceeding is pending seeking to limit, cancel or question the validity of any Trademark; and (v) no written claim has been made that the use of any Trademark does or may violate the rights of any third person. The Assignor further represents and warrants that upon the recordation in the United States Patent and Trademark Office of an Assignment of Security

Interest in United States Trademarks and Patents substantially in the form of Annex G hereto, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to cause the security interest granted to the Collateral Agent in the United States Trademarks covered by this Agreement to be a perfected first-priority security interest under applicable law will have been accomplished. The Assignor agrees to execute such Assignment of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Trademark, and the associated goodwill, of the Assignor, and to record the same. Without limitation on Section 1.2, the Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the U.S. Patent and Trademark Office or secretary of state or equivalent governmental agency of any state of the United States in order to effect an absolute assignment of all right, title and interest in each Trademark, and record the same. Such power of attorney, coupled with an interest shall be irrevocable.

                  4.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under a Trademark of the Assignor other than in the ordinary course of business or to the extent permitted under Section 6.1 of the Credit Agreement absent prior written approval of the Collateral Agent.

                  4.3 Infringements. The Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any respect any of the Assignor's rights in and to any Trademark of the Assignor, or with respect to any party claiming that the Assignor's use of any Trademark of the Assignor violates any right of that party, to the extent that such infringement or violation is reasonably likely to have a Material Adverse Effect. The Assignor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any person infringing any Trademark of the Assignor at the expense of the Assignor in accordance with reasonable business practices.

                  4.4 Preservation of Trademarks. The Assignor agrees to use its Trademarks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Trademarks registered under the laws of the United States; provided that, the Assignor shall not be obligated to preserve any Trademark (a) to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Trademark is no longer desirable in the conduct of its business or (b) if any injunction, restraining order or similar order is in effect which prevents the Assignor from using any such Trademarks.

                  4.5 Maintenance of Registration. The Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. Sections 1051 et seq., to maintain trademark registration to the extent that the Assignor's failure to do so would be reasonably likely to have a Material Adverse Effect, including but not limited to affidavits or declarations of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Trademarks pursuant to 15 U.S.C. Sections 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit or declaration of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, and, upon the written request of the Collateral Agent, shall provide the Collateral Agent with written verification that such actions have been taken; provided that, the Assignor shall not be obligated to preserve any Trademark to the extent the Assignor determines, in its reasonable business judgment, that the preservation of such Trademark is no longer desirable in the conduct of its business.

                  4.6 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in and to each of the Trademarks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized, and record said absolute assignment with the applicable agency; (ii) take and use or sell the Trademarks of the Assignor and the goodwill of the Assignor's business symbolized by the Trademarks of the Assignor and the right to carry on the business and use the assets of the Assignor in connection with which the Trademarks of the Assignor have been used; and (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from using the Trademarks of the Assignor in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change the Assignor's corporate name to eliminate therefrom any use of any Trademark of the Assignor and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Trademarks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.


                                    ARTICLE V

                  SPECIAL PROVISIONS CONCERNING TRADE SECRETS,
                             PATENTS AND COPYRIGHTS

                  5.1 Additional Representations and Warranties. Annex E hereto lists all Patents owned by the Assignor as of the date hereof and any known defects in title to such Patents. Annex F hereto lists all Copyrights owned by the Assignor in its own name as of the date hereof. No modifications are required to be made to render Annex E or Annex F accurate as of the date hereof other than modifications that do not constitute a Material Adverse Effect. To the best of the Assignor's knowledge, except as set forth in Annex E, (i) each Patent and Copyright is valid, subsisting, unexpired, enforceable and has not been abandoned; (ii) each application for a Patent or Copyright (including, without limitation, any reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof) has been duly and properly filed; (iii) except as set forth in Annex E or Annex F, no holding, decision or judgment has been rendered by any court agency, board or other governmental authority which would limit, cancel or question the validity of any Patent or Copyright; (iv) no action or proceeding is pending seeking to limit, cancel or question the validity of any Patent or Copyright; and (v) no written claim has been made that the use of any Patent or Copyright does or may violate the rights of any third person. The Assignor further represents and warrants that it is the true and lawful owner of all rights in (i) all trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"). The Assignor further represents and warrants that, except as set forth in Annex E, it has the exclusive right to use all Patents and Copyrights that it owns and to the best knowledge of the Assignor has the exclusive right to exclude others from using any Patents and Copyrights it owns. The Assignor agrees to execute an Assignment of Security Interest in United States Trademarks and Patents substantially in the form of Annex G hereto covering all right, title and interest in each United States Patent of the Assignor and to record the same, and to execute an Assignment of Security Interest in United States Copyrights substantially in the form of Annex H hereto covering all right, title and interest in each United States Copyright of the Assignor and to record the same. The Assignor further represents and warrants that upon the recordation of each of the Assignment of Security Interest in United States Trademarks and Patents and the Assignment of Security Interest in United States Copyrights, together with filings on Form UCC-1 pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate, to the extent permitted by applicable law, to cause the security interest granted to the Collateral Agent in the United States Patents and Copyrights covered by this Agreement to be a perfected first priority security interest under applicable law will have been accomplished. The Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the U.S. Patent and Trademark Office, the U.S. Copyright Office or secretary of state or equivalent governmental agency of any state of the United States in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same. Such power of attorney, coupled with an interest, shall be irrevocable.

                  5.2 Licenses and Assignments. The Assignor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business or to the extent permitted under Section 6.1 of the Credit Agreement absent prior written approval of the Collateral Agent.

                  5.3 Infringements. The Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to the Assignor with respect to any infringement or other violation in any respect of the Assignor's rights in any significant Patent or Copyright, or with respect to any claim that practice of any significant Patent or Copyright of the Assignor violates any property right of a third party, to the extent that such infringement or violation is reasonably likely to have a Material Adverse Effect. The Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any person infringing any significant Patent or Copyright at the expense of the Assignor in accordance with ordinary business practices to the extent that such infringement or violation is reasonably likely to have a Material Adverse Effect.

                  5.4 Maintenance of Patents. At its own expense, the Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. Section 41 to maintain in force rights under each of its Patents.

                  5.5 Prosecution of Patent Application. At its own expense, the Assignor shall diligently prosecute all applications for United States patents listed under the Assignor's name on Annex E hereto, and shall not abandon any such application prior to exhaustion of all commercially reasonable administrative and judicial remedies, absent written consent of the Collateral Agent; provided that, the Assignor shall not be obligated to preserve any application to the extent the Assignor determines, in its reasonable business judgment, that (a) the preservation of such application is no longer desirable in the conduct of its business or (b) having regard to applicable legal and ethical principles, that the prosecution or maintenance of an application should not be pursued or continued.

                  5.6 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the Assignor take any or all of the following actions: (i) declare the entire right, title and interest of the Assignor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section
5.1 to execute, cause to be acknowledged and notarized, and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights of the Assignor; (iii) direct the Assignor to refrain, in which event the Assignor shall refrain, from practicing the Patents and Copyrights of the Assignor directly or indirectly, and the Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights of the Assignor to the Collateral Agent for the benefit of the Secured Creditors.


                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

                  6.1 General Representations and Warranties. (i) The Assignor has the full right, power and authority to enter into this Agreement and to grant all of the right, title and interest herein granted by it; (ii) the execution, delivery and performance by the Assignor of this Agreement do not and will not contravene the Assignor's charter or by-laws or any contractual restriction binding on or affecting the Assignor or any of its properties; (iii) no consent of any third party is required in connection with the Assignor's execution and delivery of this Agreement; (iv) this Agreement has been duly executed and delivered by the Assignor and is a legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms; and (v) all of the Assignor's representations and warranties in Sections 4.1 and 5.1 are true and correct.

                  6.2 Protection of Collateral Agent's Security. The Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. The Assignor will at all times keep the insurable Collateral insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement against fire, theft and all other risks to which such Collateral may be subject; all policies or certificates with respect to such insurance shall be endorsed to the

Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee) and deposited with the Collateral Agent. If the Assignor shall fail to insure the Collateral to the extent required by the Credit Agreement, or if the Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Assignor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may apply any proceeds of such insurance required to be maintained pursuant to this Section 6.1 in accordance with Section 7.4. The Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of the Assignor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Assignor.

                  6.3 Further Actions. The Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, including, without any limitation on the foregoing, any and all warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take such further steps relating to the Collateral including, without limitation, all Acquired Collateral, and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to protect, perfect, and preserve the priority of, its security interest in the Collateral.

                  6.4 Financing and Continuation Statements. Without limitation on the foregoing, the Assignor agrees to sign and deliver to the Collateral Agent such financing and continuation statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. The Assignor will pay any applicable filing fees and related expenses. The Assignor authorizes the Collateral Agent to file any such financing statements without the signature of the Assignor.


                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT
                              AND CERTAIN DEFAULTS

                  7.1 Remedies; Obtaining Collateral Upon Default. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, the Assignor agrees that if any Event of Default shall have occurred and be continuing:

                  (a) then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (i) personally, or by agents or attorneys, immediately retake possession of the Collateral of the Assignor or any part thereof from the Assignor or any other Person who then has possession of any part thereof with or without notice or process of law:

                        (1) by directing the Assignor in writing to deliver the
              same to the Collateral Agent at any place or places designated by the Collateral Agent, in which event the Assignor shall at its own expense:

                           (A) forthwith cause the same to be moved to the place
                  or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                           (B) store and keep any Collateral of the Assignor so
                  delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in
                  Section 7.2, and

                           (C) while the Collateral of the Assignor shall be so
                  stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; or

                        (2) by entering upon the Assignor's premises where any
              of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Assignor;

                  (ii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

                  (iii) sell, assign or otherwise liquidate, or direct the Assignor to sell, assign or otherwise liquidate, any or all of the Collateral of the Assignor or any part thereof in accordance with
         Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

                  (b) the Assignor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Assignor and subject only to the rights of the third party licensors from whom the Assignor has licensed copyrights, trademarks and patents that are incorporated in certain of the Assignor's works) (i), to license or sublicense any part of the Intellectual Property Collateral to any third party, or to grant to any such third party any corresponding right of use, (ii) to use, disclose, reproduce, prepare derivative works based upon, distribute, display publicly or perform publicly, the Intellectual Property Collateral or any part thereof, or (iii) to make, use or sell any inventions contained, disclosed or described in the Intellectual Property Collateral; in each case, without the prior written consent of the

         Assignor. The license granted herein includes the right of the Collateral Agent, consistent with the Assignor's confidentiality obligations to third parties, to have reasonable access to all media in which, without limitation, any copyrightable work, software, mask work, invention, process, art, method or trade secret underlying the Intellectual Property Collateral may be recorded or stored and to all equipment, computer software and documentation that is used for the compilation or printout thereof or that is otherwise necessary in the Collateral Agent's reasonable judgment for the Collateral Agent to exercise its licensed rights hereunder;

                  (c) upon the request of the Collateral Agent, the Assignor shall use its best efforts to obtain all requisite consents or approvals by the licenser of each license or sublicense pursuant to which Assignor receives rights with respect to any copyright, trademark or patent owned by any third party that is used in connection with the Intellectual Property Collateral to effect the assignment of all of the Assignor's rights, title and interest thereunder to the Collateral Agent or its designee;

it being understood that the Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Assignor of said obligation.

                  7.2 Remedies; Disposition of Collateral. Upon the occurrence and during the continuance of an Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after receipt of such notice, to the right of the Assignor or any nominee of the Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten (10) days' written notice to the Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than ten (10) days prior thereto in two newspapers in general circulation in the City of New York. The Assignor agrees that the notices provided for herein are commercially reasonable within the meaning of the Uniform Commercial Code as in effect in any relevant jurisdiction. To the extent permitted by any requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 7.2 without accountability to the Assignor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Assignor as hereinabove specified, the Collateral Agent need give the Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. The Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral of the Assignor valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrations or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Assignor's expense.

                  7.3 Waiver of Claims. Except as otherwise provided in this Agreement, THE ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL OF SUCH ASSIGNOR, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and the Assignor hereby further waives, to the extent permitted by law:

                  (i) all damages occasioned by such taking of possession, except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against the Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Assignor.

                  7.4 Application of Proceeds. (a) Except as otherwise set forth in the Intercreditor Agreement with respect to Shared Collateral, the proceeds of any Collateral obtained pursuant to Section 7.1 or disposed of pursuant to Section 7.2 shall be applied as follows:

                  (i) first, to the payment of all Obligations to the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of "Obligation" contained in Article IX hereof;

                  (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(c) with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to the Credit Agreement Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Agreement Obligations; and

                  (iii) third, to the extent remaining after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.9 hereof, to the Assignor or to whomever may be lawfully entitled to receive such payment.

                  (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

                  (c) All payments required to be made to (i) the Bank Creditors hereunder shall be made to the Agent for the account of the respective Bank Creditors and (ii) the Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

                  (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Agent for a determination (which the Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Agreement Obligations and (ii) upon any Interest Rate Creditor for a determination (which each Interest Rate Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Agreement Obligations other than principal, interest and regularly accruing fees are owing to any Bank

Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

                  (e) It is understood that the Assignor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (i) and
(ii) of Section 7.4(a) with respect to the Assignor.

                  7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under any Secured Interest Rate Agreement or the other Loan Documents or otherwise now or hereafter existing at law or in equity, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including, without limitation, reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

                  7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


                                  ARTICLE VIII

                                    INDEMNITY

                  8.1 Indemnity. (a) The Assignor agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and its respective successors, assigns, employees, agents and servants (hereinafter in this Section
8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "Expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, the Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the Assignor of any such assertion of which such Indemnitee has knowledge.

                  (b) Without limiting the application of Section 8.1(a), the Assignor agrees to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because the Assignor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation, protection and enforcement of the Collateral Agent's security interest in the Collateral, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

                  (c) If and to the extent that the obligations of the Assignor under this Section 8.1 are unenforceable for any reason, the Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

                  8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement and all of the other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

                  The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                  "Accounts" means any "account," as such term is defined in
Section 9-106 of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Assignor arising out of services rendered by the Assignor, whether or not the same have been earned, and all of the Assignor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it in connection with any performance or anticipated performance of services, and all moneys due or to become due to the Assignor under all contracts for the performance of services by the Assignor (whether or not yet earned by performance on the part of the Assignor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the Proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                  "Acquire" means, with respect to the Assignor, to become the owner of any Collateral not owned by Assignor as of the date hereof, whether such ownership comes by means of: (i) the purchase, assignment or other transfer of ownership right, title and interest from a third party or (ii) Assignor's creation, use, invention, discovery or other development of proprietary rights included in the Intellectual Property Collateral. "Acquisition" and "Acquired" have corollary meanings.

                  "Assignor" shall have the meaning specified in the first paragraph of this Agreement.

                  "Bank Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Bank Collateral" means the BTCC Credit Agreement Collateral, as such term is defined in the Intercreditor Agreement.

                  "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

                  "Casualty" shall have the meaning provided for such term in the Credit Agreement.

                  "Chattel Paper" means any "chattel paper," as such term is defined in Section 9-105 (1) (b) of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located.

                  "Class" shall have the meaning provided in Section 10.2(a).

                  "Closing Date" shall have the meaning provided to such term in the Credit Agreement.

                  "Collateral" means all of the assets, whether now existing or hereafter from time to time acquired, by the Assignor or any of its present or future Subsidiaries, including, without limitation, any and all real property and leasehold interest in real property now or hereafter owned by the Assignor or its Subsidiaries, all Equipment, Shared Collateral, Collateral Accounts and all monies, securities and instruments deposited or required to be deposited in such Collateral Accounts, Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, Copyrights (including all reissues and renewals thereof), Patents (including all reissues and renewals thereof), Trademarks, Trade Secrets, Trade Secret Rights, Contracts, Contract Rights, General Intangibles, Goods, Chattel Paper, Instruments, Documents, and all Proceeds and products of any and all of the foregoing; provided, that, without limitation on any of the foregoing, the term Collateral shall not include the Bank Collateral.

                  "Collateral Accounts" means the Indemnity Account and the Loss Proceeds Account now existing or hereafter established pursuant to the Credit Agreement.

                  "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

                  "Condemnation" shall have the meaning provided to such term in the Credit Agreement.

                  "Contract Rights" shall mean all rights of an Assignor (including, without limitation, all rights to payment) under each Contract.

                  "Contracts" means all contracts, undertakings, or other agreements (but only to the extent that any or all of the foregoing constitute all or a part of the Collateral, and other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which the Assignor may now or hereafter have any right, title or interest and wherever located, including, without limitation, (a) with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof and (b) all interest rate or currency exchange agreements, including, without limitation, cap, collar, floor, forward or similar agreements, other rate or currency protection arrangements or other rate or currency management arrangements.

                  "Copyrights" means copyrights and copyrightable works (including, without limitation, rights to computer software) of the Assignor in any jurisdiction along with any and all (i) registrations and applications for registration of copyrights, (ii) income, royalties, damages and payments now or hereafter due and/or payable to Assignor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, and (iii) rights to sue for past, present and future infringements or misappropriation thereof.

                  "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                  "Credit Agreement Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Documents" means any "documents," as such term is defined in
Section 9-105 (1) (f) of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located.

                  "Equipment" means any "equipment," as such term is defined in
Section 9-109 (2) of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "Event of Default" shall have the meaning provided for such term in the Credit Agreement.

                  "Existing Credit Agreement" means the Credit Agreement, dated as of January 12, 1996 among Anchor Glass, Foothill Capital Corporation and Congress Financial Corporation, as amended, modified or supplemented to and including the Closing Date.

                  "General Intangibles" means any "general intangibles" as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located.

                  "Goods" means any "goods" as such term is defined in Section 9-105 (1) (h) of the UCC now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located.

                  "Indemnitee" shall have the meaning provided in Section 8.1.

                  "Indemnity Payments" shall have the meaning provided to such term in the Credit Agreement.

                  "Instrument" means any "instrument," as such term is defined in Section 9-105 (1) (i) of the UCC, now owned or hereafter acquired by the Assignor or in which the Assignor now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property Collateral" means the Copyrights, Patents, Trademarks, Trade Secrets, Trade Secret Rights and Trademark Licenses.

                  "Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

                  "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Assignor's property.

                  "Loan Documents" means this Agreement, all other Security Documents, the Credit Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Intercreditor Agreement, the Term Exchange Notes, the Registration Rights Agreement, the Warrant Agreement, the Warrants, the Affiliate Transactions Agreement, the Holding Agreement and the OI Assurance Agreement, all as the foregoing are defined in the Credit Agreement.

                  "Loans" shall mean the Bridge Loan and Term Loan as those terms are described in the Credit Agreement.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the business, operations, properties, assets, financial condition or prospects of the Assignor and its Subsidiaries taken as a whole, (ii) the value of the Collateral or the amount which the Collateral Agent and the Secured Parties would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in liquidation of the Collateral, or (iii) the ability of the Assignor to execute, deliver or perform its obligations under any Transaction Document or (iv) the material rights and remedies of the Collateral Agent and the Secured Parties under any Loan Document.

                  "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred under, arising out of or in connection with any Loan Document to which it is a party and the due performance and compliance by the Assignor with the terms of each of the Loan Documents (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Agreement Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreement (all such obligations and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

                  "Patents" means patents and patent applications of the Assignor in any jurisdiction along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now or hereafter due and/or payable to Assignor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriation thereof, and (iv) rights to sue for past, present and future infringements or misappropriation thereof.

                  "Proceeds" shall have the meaning assigned that term under the UCC or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Requisite Creditors" shall have the meaning provided in
Section 10.2(a).

                  "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Secured Interest Rate Agreement" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                  "Total Commitments" means the aggregate of the Bridge Loan Commitment and Term Loan Commitment.

                  "Trademark Licenses" means any agreement, written or oral, providing for the grant by Assignor of any right to use any Trademark, including without limitation, any Trademark referred to in Annex D hereto but excluding those agreements that are granted by the

Assignor in the ordinary course of its business, the terms of which were not the subject of extensive negotiation.

                  "Trademarks" means trademarks (including service marks, brand names, certification marks, collective marks, trade dress and trade names, whether registered or at common law) of the Assignor in any jurisdiction, registrations and applications in any jurisdiction therefor, the goodwill of Assignor's business connected therewith and symbolized thereby, along with any and all, (i) renewals thereof, (ii) income, royalties, damages and payments now or hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, and (iii) rights to sue for past, present and future infringements or misappropriations thereof.

                  "Trade Secrets" means all of Assignor's right, title and interest, in any jurisdiction, in and to all proprietary information of Assignor, whether now owned or hereafter possessed, that Assignor protects as a trade secret.

                  "Trade Secret Rights" shall have the meaning provided in
Section 5.1.

                  "Transaction Documents" means the Loan Documents, the Acquisition Documents, the Senior Bank Revolving Credit Facility, the Affiliate Transactions Agreement and any other documents or instruments delivered by the Assignor or any of its Subsidiaries in connection with any of the foregoing or the Transactions, all as the foregoing are defined in the Credit Agreement.

                  "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or, if another jurisdiction is specified herein, the Uniform Commercial Code as in effect from time to time in such jurisdiction.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address set forth opposite its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing.

                  10.2 Waiver; Amendment. (a) None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 10.6 of the Credit Agreement, all of the Lenders); provided, however, that no such change, waiver, modification or variance shall be made to Section
7.4 hereof or this Section 10.2(a) without the consent of each Secured Creditor adversely affected thereby; provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Bank Creditors as holders of the Credit Agreement Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

                  (b) No notice to or demand on the Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand.

                  10.3 Obligations Absolute. The obligations of the Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any amendment to or modification of any Loan Document or any Secured Interest Rate Agreement or any security for any of the Obligations; whether or not the Assignor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

                  10.4 Successors and Assigns. This Agreement shall be binding upon the Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its successors and assigns, provided that the Assignor may not transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent. All agreements, statements, representations and warranties made by the Assignor herein or in any certificate or other instrument delivered by the Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Loan Documents regardless of any investigation made by the Collateral Agent.

                  10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.


                  10.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.7 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. (a) TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THE ASSIGNOR AND THE COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS, CONDUCT, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY EITHER OF THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP BETWEEN THEM. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE ASSIGNOR AND THE COLLATERAL AGENT EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE ASSIGNOR AND THE COLLATERAL AGENT FURTHER WARRANT AND REPRESENT THAT EACH OF THEM HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH OF THEM KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  (b) THE ASSIGNOR AND THE COLLATERAL AGENT HERETO CONSENT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BORROWER FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. ASSIGNOR FURTHER IRREVOCABLY

CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.

                  10.8 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  10.9 Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Assignor under or with respect to any Collateral.

                  10.10 Termination; Release. (a) After the termination of the Total Commitments, or at such time as no Note is outstanding and all Loans and other Obligations have been paid in full, this Agreement shall terminate, and the Collateral Agent, at the request and expense of the Assignor, will execute and deliver to the Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

                  (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Assignor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement or otherwise has been approved in writing by the Required Lenders and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement or any consent or waiver with respect thereto.

                  (c) At any time that the Assignor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.10(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 10.10(a) or (b). In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.10. Upon any release of Collateral pursuant to Section 10.10(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

                  10.11 Collateral Agent. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 8 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section
10.2 of this Agreement or Section 10.6 of the Credit Agreement, Section 10.10, and the duties and obligations of the Collateral Agent set forth in Section 10.10, may not be amended or modified without the consent of the Agent.


                                 *    *    *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.





One Anchor Plaza                           ANCHOR GLASS ACQUISITION
4343 Anchor Plaza Parkway                    CORPORATION, as Assignor
Tampa, Florida 33635-7513
Attention: John J. Ghaznaui
Tel:  (813) 884-0000
Fax:  (813) 882-7859                       By  /s/ John J. Ghaznavi
                                               ------------------------------
with a copy to: C. Kent May                    Name:  John J. Ghaznavi
                Eckert Seamans                 Title: Chief Executive Officer
                Cherin & Mellott
Fax:            600 Grant Street
                42nd Floor
                Pittsburgh,PA 15219
Tel:  (412) 566-6119
Fax:  (412) 566-6099
130 Liberty Street                         BANKERS TRUST COMPANY,
New York, New York 10006                     as Collateral Agent
Attention:  Larry Benison
Tel:  (212) 259-7561
Fax:  (212) 250-7351                       By  /s/ Timothy J. Morris
                                               ------------------------------
                                               Name:  Timothy J. Morris
                                               Title: Vice President

                                                                   ANNEX A
                                                                      To
                                                              Security Agreement
                                                              ------------------




              LOCATION OF CHIEF EXECUTIVE OFFICE; RECORD LOCATIONS
              ----------------------------------------------------

                                                                   ANNEX B
                                                                      To
                                                              Security Agreement
                                                              ------------------




                         SCHEDULE OF EQUIPMENT LOCATIONS
                         -------------------------------


Location                                        Equipment
--------                                        ---------

                                                                   ANNEX C
                                                                      To
                                                              Security Agreement
                                                              ------------------




                     SCHEDULE OF TRADE AND FICTITIOUS NAMES
                     --------------------------------------



                    Name              Jurisdiction Where Used
                    ----              -----------------------

                                                                   ANNEX D
                                                                      To
                                                              Security Agreement
                                                              ------------------




                             SCHEDULE OF TRADEMARKS
                             ----------------------



                                                      Expiration
Trademark Name                 Number        Type        Date
--------------                 ------        ----     ----------

                                                                   ANNEX E
                                                                      To
                                                              Security Agreement
                                                              ------------------




                      SCHEDULE OF PATENTS AND APPLICATIONS
                      ------------------------------------



U.S.
Patent No.            Description                                     Expiration
----------            -----------                                     ----------

                                                                    ANNEX F
                                                                       To
                                                              Security Agreement
                                                              ------------------

                     SCHEDULE OF COPYRIGHTS AND APPLICATIONS
                     ---------------------------------------

      U.S. Copyright
          Number                    Description                   Expiration
      --------------                -----------                   ----------

                                                                   ANNEX G
                                                                      to
                                                              SECURITY AGREEMENT
                                                              ------------------

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS
                     ---------------------------------------

         FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, ANCHOR GLASS ACQUISITION CORPORATION, a Delaware corporation (the "Assignor") with principal offices at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513 hereby assigns and grants to BANKERS TRUST COMPANY, as Collateral Agent, with principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), a security interest in (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Trademarks") set forth on Schedule A attached hereto, (ii) all of the Assignor's rights, title and interest in and to the United States patents and pending patent applications (the "Patents") set forth on Schedule B attached hereto, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Trademarks and Patents, (iv) the goodwill of the businesses with which the Trademarks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks and Patents or unfair competition regarding the same.

         THIS ASSIGNMENT OF SECURITY INTEREST is made to secure the satisfactory performance and payment of all the Obligations of the Assignor, as such term is defined in the Security Agreement between the Assignor and the Assignee, dated as of February 5, 1997 (as amended from time to time, the "Security Agreement"). After the termination of the

                                                                         ANNEX G
                                                                          Page 2

Total Commitments, no Note is outstanding and all Loans and other Obligations have been paid in full, the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interest in the Trademarks and Patents acquired under this Assignment of Security Interest.

         This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment of Security Interest are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

         IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest as of the ____ day of ________, _____.

                                           ANCHOR GLASS ACQUISITION
                                              CORPORATION, Assignor

                                           By________________________
                                             Name:
                                             Title:

                                           BANKERS TRUST COMPANY,
                                             as Collateral Agent, Assignee

                                           By_______________________
                                             Name:
                                             Title:

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

         On this ____ day of _________, ____, before me personally came _________________________ who, being by me duly sworn, did state as follows: that [s]he is ________________ of ANCHOR GLASS ACQUISITION CORPORATION, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

                                                            ____________________
                                                                Notary Public

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

         On this ____ day of _________, ____, before me personally came _________________________ who, being by me duly sworn, did state as follows: that [s]he is ________________ of BANKERS TRUST COMPANY, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said company and that [s]he did so by authority of the Board of Directors of said corporation.

                                                          ______________________
                                                                Notary Public

                                                                      SCHEDULE A

TRADEMARK                                   REG. NO.                            REG. DATE
---------                                   --------                            ---------

STELLAR                                     1,953,772                           January 30, 1996

Cornucopia Design                           1,265,032                           January 24,1984

GOLDEN HARVEST                              1,300,589                           October 16, 1984
   and Cornucopia Design

Anchor Design                               1,320,769                           February 19, 1985

LINELIGHTS                                  1,929,484                           October 24, 1995


TRADEMARK                                   SERIAL NO.                          REG. DATE
---------                                   ----------                          ---------

LASTING IMPRESSIONS                         75/037,768                          December 27, 1995

SPLASH                                      75/088,093                          April 15, 1996

COUNTRY WICKS                               (not available)                     December 31, 1996

                                                                      SCHEDULE B


                            PATENT                                     PATENT NO.           ISSUE DATE
                            ------                                     ----------           ----------

Box Separator                                                           4,144,995           March 20, 1979

Electronic Apparatus and Method for Control of Container                4,149,621           April 17, 1979
Orienting Machinery

Thermoplastic Ink Decorated Polymer Coated Glass Articles               4,265,947           May 5, 1981

Liquid Flask Orienter                                                   4,308,943           January 5, 1982

Container Masking and Coating Apparatus                                 4,319,543           March 16, 1982

Fuse Assembly                                                           4,467,308           August 21, 1984

Corrosion/Wear-Resistant Metal Alloy Coating Composition                4,833,041           May 23, 1989

Ornamental Design of a Bottle (1)                                    Des. 366,209           January 16, 1996



                            PATENT                                     SERIAL NO.             FILING DATE
                            ------                                     ----------             -----------

Ornamental Design of a Bottle                                        Des. 29/040,135        June 9, 1995

Ornamental Design of a Bottle                                        Des. 29/051,870        March 8, 1996

Ornamental Design of a Bottle                                        Des. 29/051,289        March 8, 1996

Ornamental Design of a Bottle                                        Des. 29/051,869        March 8, 1996

Beverage Bottle                                                      Des. 29/056,085        June 21, 1996

-----------------------------
(1)  The Company has an undivided 50% interest in this patent.

                                                                    ANNEX H
                                                                       to
                                                              SECURITY AGREEMENT
                                                              ------------------

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS
                           ---------------------------

         WHEREAS, ANCHOR GLASS ACQUISITION CORPORATION, a Delaware corporation (the "Assignor"), having its chief executive office at One Anchor Plaza, 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513 is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

         WHEREAS, BANKERS TRUST COMPANY, as Collateral Agent, having its principal offices at 130 Liberty Street, New York, New York 10006 (the "Assignee"), desires to acquire a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor; and

         WHEREAS, the Assignor is willing to assign and grant to the Assignee a security interest in, and lien upon, the copyrights and copyright registrations and applications therefor described above.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of February 5, 1997, between the Assignor and the Assignee (as amended from time to time, the "Security Agreement"), the Assignor hereby assigns and grants to the Assignee a security interest in, and lien upon, all of Assignor's right, title and interest in and to Assignor's copyrights and copyright registrations and applications therefor set forth in Schedule

                                                                         ANNEX H
                                                                          Page 2

A attached hereto (the "Copyrights"), together with (i) all Proceeds (as such term is defined in the Security Agreement referred to below) of the Copyrights, and (ii) all causes of action arising prior to or after the date hereof for infringement of any Copyright.

         This Assignment of Security Interest is made to secure the satisfactory performance and payment of all Obligations (as such term is defined in the Security Agreement) of the Assignor and shall be effective as of the date of the Security Agreement. After the termination of the Total Commitments, or at such time as no Note is outstanding and all Loans and other Obligations have been paid in full, the Assignee shall, upon such satisfaction, execute, acknowledge, and deliver to Assignor an instrument in writing releasing the security interest in the Copyrights acquired under this Assignment of Security Interest.

         This Assignment of Security Interest has been granted in conjunction with the security interest granted to the Assignee under the Security Agreement. The rights and remedies of the Assignee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 3


                      IN WITNESS WHEREOF, the undersigned have executed this Assignment of Security Interest at New York, New York as of the ___day of __________, 1997.

                                             ANCHOR GLASS ACQUISITION
                                                CORPORATION, Assignor

                                             By______________________
                                                Name:
                                                Title:

                                             BANKERS TRUST COMPANY, as
                                                Collateral Agent, Assignee

                                             By______________________
                                                Name:
                                                Title:

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

         On this __ day of ________, _____ before me personally came ______________, who being duly sworn, did depose and say that [s]he is
___________________ of ANCHOR GLASS ACQUISITION CORPORATION, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                                        ________________________
                                                                Notary Public

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )

         On this __ day of ________, 199 before me personally came _______________, who being duly sworn, did depose and say that [s]he is
___________________ of BANKERS TRUST COMPANY, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said company and that [s]he did so by authority of the Board of Directors of said company.


                                                      __________________________
                                                              Notary Public

                                                                      SCHEDULE A
                                                                      ----------


                                                  COPYRIGHTS
                                                  ----------

            REGISTRATION                         REGISTRATION                   COPYRIGHT
               NUMBERS                               DATE                          NAME
            ------------                         -------------                  ---------

              VA733-169                          June 26, 1995                Party Jar
              VA733-170                          June 26, 1995                Oriental Floral Jar
              VA733-171                          June 26, 1995                Floral Grid Jar
              VA733-172                          June 26, 1995                Flower Garden Jar
              VA733-173                          June 26, 1995                Heart Sampler Jar
              VA733-174                          June 26, 1995                Hearts Galore Jar
              VA733-175                          June 26, 1995                Modern Floral Jar
              VA733-176                          June 26, 1995                Ivy Jar
              VA733-177                          June 26, 1995                Rose Buds Jar
              VA733-178                          June 26, 1995                Roosters Jar
              VA733-179                          June 26, 1995                Plaid Jar
              VA733-180                          June 26, 1995                Peach Blossom Jar
              VA733-181                          June 26, 1995                Crocus Jar
              VA733-182                          June 26, 1995                Cows Jar
              VA733-183                          June 26, 1995                Contemporary Grid Jar
              VA733-184                          June 26, 1995                Cherries Jar
              VA733-185                          June 26, 1995                Checkerboard Scribble Jar
              VA733-186                          June 26, 1995                Celestial Jar
              VA733-187                          June 26, 1995                Victorian Rose Jar
              VA733-188                          June 26, 1995                Wild Iris Jar
              VA733-189                          June 26, 1995                Assorted Fruit Jar
              VA733-190                          June 26, 1995                Splatters 1 Jar
              VA733-191                          June 26, 1995                Splatters 2 Jar
              VA733-192                          June 26, 1995                Surfing Suntea Jar
              VA733-193                          June 26, 1995                Sunrise Suntea Jar
              VA733-194                          June 26, 1995                Scribble Stripes Jar
              VA733-195                          June 26, 1995                Scribble Fish Jar
              VA733-196                          June 26, 1995                Tropical Birds Jar
              VA733-197                          June 26, 1995                Tropical Fish Jar
              VA733-198                          June 26, 1995                Tulips Jar
              VA733-199                          June 26, 1995                Sailboats Jar